Exhibit 10.6

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Termination Agreement”) is made and entered into as of this 24th day of October, 2014 (the “Termination Date”) by and between Wheeler Real Estate Investment Trust, Inc. (“WHLR”), Wheeler Real Estate Investment Trust, L.P. (“Wheeler REIT”), and WHLR Management, LLC (“WHLR Management”). WHLR, Wheeler REIT and WHLR Management are collectively referred to as the “Parties” herein.

RECITALS

WHEREAS, the Parties have entered into that certain Management Agreement by among WHLR, Wheeler REIT and WHLR Management, dated November 15, 2012 (the “WHLR Management Agreement”);

WHEREAS, contemporaneously with this Termination Agreement, WHLR will become an internally-managed REIT by virtue of the acquisition by Wheeler REIT of all of the outstanding membership interests of Wheeler Management and Wheeler Interests, LLC pursuant to that certain Membership Interest Contribution Agreement; and

WHEREAS, due to WHLR becoming an internally-managed REIT, the Parties have decided to terminate the WHLR Management Agreement under the terms and conditions as set forth hereunder.

NOW THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. TERMINATION

The Parties hereby agree that as of the Termination Date, the WHLR Management Agreement shall stand terminated and thereafter it shall have no future force or effect.

2. SURVIVING OBLIGATIONS

The Parties shall only remain obligated for any obligations that were intended to survive the expiration of the term of the WHLR Management Agreement as provided therein.

3. RELEASE

The Parties do hereby mutually remise, release and forever discharge each other and their respective administrators, executors, representatives, successors and assigns, from any and all actions, causes of action, suits, debts, accounts, covenants, disputes, agreements, promises, damages, judgments, executions, claims, and demands whatsoever in law or in equity that they ever had, now has, or that they or their administrators, executors, representatives, successors and assigns hereafter can or may have, by reason of any act, omission, matter, cause or thing whatsoever occurring at any time prior to the execution of this Termination Agreement, whether known or unknown, suspected or unsuspected, foreseen or unforeseen.

4. SUCCESSORS and ASSIGNS

This Termination Agreement is binding upon each Party, and shall inure to the benefit of each Party to this Termination Agreement and their respective officers, directors, employees, agents, subsidiaries, parent corporations, affiliated companies, successors, assigns, agents, heirs, and personal representatives.

5. ENTIRE AGREEMENT

This Termination Agreement constitutes the entire understanding between the parties hereto as to the termination of the WHLR Management Agreement and it merges all prior discussions between them relating thereto. Any amendment or modification to this Termination Agreement shall be effective only if in writing and signed by each party hereto.

6. SEVERABILITY

In the event that any provision of this Termination Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Termination Agreement shall remain in full force and effect without said provision. In such event, the Parties shall in good faith attempt to negotiate a substitute clause for any provision declared invalid or unenforceable, which substitute clause shall most nearly approximate the intent of the Parties in agreeing to such invalid provision, without itself being invalid.

7. COUNTERPARTS

This Termination Agreement may be executed in multiple counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which shall together constitute one and the same instrument.

8. GOVERNING LAW

This Termination Agreement will be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Virginia, without regard to conflict of laws principles thereof.

[Signatures Follow On Next Page]

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of this the day and year first above written.

WHLR MANAGEMENT, LLC

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Managing Member

WHEELER REIT, L.P.

By: Wheeler Real Estate Investment Trust, Inc., a Maryland corporation, its General Partner

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Chairman/CEO

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Chairman/CEO

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